                                 SCHEDULE 14A
                                (RULE 14a-101)
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

         The Chapman Funds, Inc. - SEC File Nos. 33-25716; 811-56917
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

         ------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:

         ------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:

         ------------------------------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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

                                DEM INDEX FUND
                                      OF
                           THE CHAPMAN FUNDS, INC.

                               ---------------

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ---------------


                                                             February 16, 2001

     Notice is hereby given that a special meeting of stockholders of the DEM Index Fund, a series of The Chapman Funds, Inc., will be held at the offices of The Chapman Funds, World Trade Center - Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 on February 28, 2001 at 10:00 a.m. The purpose of the special meeting is:

     (1) to consider a proposal to liquidate and terminate the DEM Index Fund, as set forth in a Plan of Liquidation and Termination adopted by the board of directors of The Chapman Funds, and to amend The Chapman Funds' charter to cancel the outstanding shares of DEM Index Fund, and

     (2) to transact such other business as may properly come before the special meeting or any adjournment thereof.

     The proposals referred to above are discussed in the proxy statement attached to this notice. Each stockholder is invited to attend the special meeting in person. Stockholders of record at the close of business on February 12, 2001 will be entitled to vote at the special meeting. If you cannot be present at the special meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that the special meeting can be held and a maximum number of shares may be voted.

                               ---------------

         THE BOARD OF DIRECTORS OF THE CHAPMAN FUNDS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PLAN OF LIQUIDATION AND TERMINATION.

                               ---------------

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE URGED TO SIGN AND RETURN WITHOUT DELAY THE ENCLOSED PROXY CARD(S) SO THAT THEIR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

     PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE

OF REVOCATION TO THE CHAPMAN FUNDS AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

     THE CHAPMAN FUNDS WILL FURNISH, WITHOUT CHARGE, COPIES OF DEM INDEX FUND'S ANNUAL REPORT TO STOCKHOLDERS DATED OCTOBER 31, 2000 TO ANY STOCKHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE CHAPMAN FUNDS, INC., WORLD TRADE CENTER - BALTIMORE, 401 EAST PRATT STREET, SUITE 2800, BALTIMORE, MARYLAND 21202, TELEPHONE (800) 752-1013.

                                           By Order of the Board of Directors,

                                           Nathan A. Chapman, Jr.
                                           President and Chairman of the Board

February 16, 2001

                                DEM INDEX FUND
                                      OF
                           THE CHAPMAN FUNDS, INC.

                        WORLD TRADE CENTER - BALTIMORE
                            401 EAST PRATT STREET
                                  SUITE 2800
                          BALTIMORE, MARYLAND 21202

                               ---------------

                               PROXY STATEMENT

                               ---------------

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of The Chapman Funds, Inc. on behalf of DEM Index Fund, a separate series of The Chapman Funds, for use at a special meeting of stockholders to be held at the World Trade Center - Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 on February 28, 2001 at 10:00 a.m. eastern time, or at any adjournment thereof.

     All proxies in the enclosed form that are properly executed and returned to The Chapman Funds will be voted as provided in the proxy at the special meeting or at any adjournment of the special meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the secretary of The Chapman Funds. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the special meeting and vote your shares in person.

     The board of directors intends to bring before the special meeting the matters set forth in the notice attached to this proxy statement. The persons named in the enclosed proxy and acting under the proxy will vote with respect to those items in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of:

     - the proposal to liquidate and terminate DEM Index Fund and return the proceeds to the stockholders of DEM Index Fund and to amend the charter of The Chapman Funds to cancel the outstanding shares of DEM Index Fund; and

     - in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment of the meeting.

     In accordance with the charter of The Chapman Funds and the general laws of the state of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of DEM Index Fund at a meeting at which a quorum is present. The presence in person or by proxy of the holders of a one-third of all the votes entitled to be cast at the meeting will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present. Abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposal. Broker "non-votes" -- proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power -- will be treated the same as abstentions.

     Proxy solicitations will be made primarily by mail, but solicitations may also be made by personal interview conducted by officers or employees of The Chapman Funds or Chapman Capital Management, Inc., DEM Index Fund's investment adviser. DEM Index Fund will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders.

     It is expected that this proxy statement and form of proxy are to be mailed to stockholders on or about February 16, 2001.

            PROPOSAL FOR LIQUIDATION AND TERMINATION OF DEM INDEX FUND

BACKGROUND.

     DEM Index Fund began operations on March 23, 1999, as a series of the Company. As of February 12, 2001 DEM Index Fund had total net assets of approximately $ ___. Notwithstanding the marketing of DEM Index Fund's shares and the reimbursement of certain expenses of DEM Index Fund by Chapman Capital Management in accordance with an expense limitation agreement between Chapman Capital Management and The Chapman Funds, DEM Index Fund's net assets have not increased to a level that will enable DEM Index Fund to achieve economies of scale and experience a decrease in its expense ratio. Accordingly, at a January 30, 2001 meeting, the board of directors of the Company considered a proposal to liquidate the DEM Index Fund. The board reviewed the size of the DEM Index Fund, the expenses of the DEM Index Fund, the expenses which had been reimbursed by Chapman Capital Management during the life of the DEM Index Fund, the efforts to distribute shares of the DEM Index Fund, and the effect of the expenses on the returns of stockholders.


For the fiscal year ended October 31, 2000, absent reimbursement, the DEM Index Fund Institutional Shares' expenses would have been approximately 71.86% of net assets compared to 2.00% after the expense reimbursement of fees by Chapman Capital Management. For this same period, absent reimbursement, the DEM Index Fund Investor Shares' expenses would have been 62.77% of net assets compared to 2.69% after the expense reimbursement. For the three months ended January 31, 2001, absent the reimbursement of fees by Chapman Capital Management, the DEM Index Fund Institutional Shares' expenses would have been approximately 49.35% (annualized) of net assets compared to 2.00% after the expense reimbursement. For this same period, absent reimbursement, the DEM Index Fund Investor Shares expenses would have been approximately 49.18% (annualized) of net assets compared to 2.69% after the expense reimbursement.

     The DEM Index Fund's expected total expense ratio for the present fiscal year is not expected to decrease from these levels because, as a result of the higher than average expense ratio, the DEM Index Fund has had difficulty attracting new investors to the fund. Without additional assets from new investors, the DEM Index Fund cannot achieve economies of scale with respect to its fixed costs, and, without these economies of scale, the DEM Index Fund cannot effectively reduce its expense ratio. As a result, the board concluded that it would be in the best interests of the stockholders of the DEM Index Fund to liquidate the fund promptly, in accordance with a Plan of Liquidation and Termination.

     If the DEM Index Fund's assets are reduced below a level at which Chapman Capital Management believes it can continue to manage the fund in accordance with the DEM Index Fund's investment objective of tracking the performance of the DEM Index, the DEM Index Fund may invest substantially (and possibly exclusively) in money market securities and cash. This will prevent the DEM Index Fund from achieving its investment objective and could reduce the DEM Index Fund's return and adversely affect its performance during a market upswing.

PLAN OF LIQUIDATION AND TERMINATION.

     The board of directors has approved the Plan of Liquidation and Termination summarized in this section and set forth in its entirety as EXHIBIT A to this proxy statement.

     1. EFFECTIVE DATE OF THE PLAN OF LIQUIDATION AND TERMINATION AND CESSATION OF THE DEM INDEX FUND'S BUSINESS AS AN INVESTMENT COMPANY. The Plan of Liquidation and Termination will become effective on the date of its adoption and approval by a majority of the outstanding shares of the DEM Index Fund. Following this approval, the DEM Index Fund

     - will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert its assets to cash;

     - will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to stockholders after the payment to (or reservation of assets for payment to) all creditors of the DEM Index Fund; and

     - will terminate in accordance with the laws of the state of Maryland and the charter of The Chapman Fund.

     The Chapman Funds' charter will also be amended to cancel the shares of the Fund.

     2. CLOSING OF BOOKS AND RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of stockholders in the assets shall be fixed on the basis of their respective holdings on the effective date of the Plan of Liquidation and Termination. On the effective date, the books of the DEM Index Fund will be closed and the stockholders' respective interests in the DEM Index Fund's assets will not be transferable or redeemable, but the assets will be distributed pursuant to the Plan of Liquidation and Termination.

     3. LIQUIDATING DISTRIBUTION. As soon as possible after approval of the Plan of Liquidation and Termination, The Chapman Funds on behalf of the DEM Index Fund will mail to each stockholder of record on the effective date of the Plan of Liquidation and Termination a liquidating cash distribution equal to the stockholder's proportionate interest in the net assets of the DEM Index Fund.

     4. EXPENSES. The DEM Index Fund will bear all expenses incurred in carrying out the Plan of Liquidation and Termination.

     5. CONTINUED OPERATION OF DEM INDEX FUND. After the date of mailing of the liquidating distribution, the termination of the DEM Index Fund will be effected and the outstanding shares of the DEM Index Fund will be cancelled by an amendment to the charter of The Chapman Funds. The Plan of Liquidation and Termination provides that the directors of The Chapman Funds shall have the authority to authorize such variations from or amendments of the provisions of the Plan of Liquidation and Termination as may be necessary or appropriate to marshal the assets of the DEM Index Fund and to effect the complete liquidation and termination of the existence of the DEM Index Fund and the purposes to be accomplished by the Plan of Liquidation and Termination.

GENERAL TAX CONSEQUENCES.

     Each stockholder who receives a liquidating distribution will recognize gain or loss for federal income tax purposes equal to the excess of the amount of the distribution over the stockholder's tax basis in the DEM Index Fund shares. Assuming that the stockholder holds these shares as capital assets, this gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the stockholder's holding period for the shares.

     The tax consequences discussed in this proxy statement may affect stockholders differently depending upon their particular tax situation unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis.
Stockholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact of receiving the liquidating distribution as discussed in this proxy statement, including any state and local tax consequences.

     The Chapman Funds anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period, and therefore, will not be taxed on any of its net income from the sale of its assets.

     If the stockholders do not approve the Plan of Liquidation and Termination, the board of directors would meet to consider what, if any, steps to take in the interest of stockholders.

     Stockholders are free to redeem their shares prior to the liquidation.

THE BOARD OF DIRECTORS OF THE CHAPMAN FUNDS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN OF LIQUIDATION AND TERMINATION.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth, to The Chapman Funds' knowledge, the name, the number of shares and the percentage of the outstanding shares of the DEM Index Fund owned beneficially by each person who owned beneficially 5% or more of the outstanding shares on February 12, 2001, the latest practicable date. No shares of the DEM Index Fund are beneficially owned by any director or executive officer of The Chapman Funds:


                                            Total
Name and Address                            Shares
of Beneficial Owner                         Owned        Percentage
-------------------                         -----        ----------
Chapman Capital Management, Inc.,           9,731        58%
World Trade Center - Baltimore
401 East Pratt Street
Suite 2800
Baltimore Maryland


     Stockholders of record at the close of business on February 12, 2001, are entitled to vote at the meeting. On February 12, 2001, the DEM Index Fund had ____ outstanding shares of common stock. Stockholders of the DEM Index Fund are entitled to one vote for each share held on each matter to be considered at the meeting. The presence in person or by proxy of the holders of one-third of the shares entitled to vote at the meeting is required to constitute a quorum for the transaction of business.

                             GENERAL INFORMATION

INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER.

     INFORMATION ABOUT CHAPMAN CAPITAL MANAGEMENT. Chapman Capital Management is a corporation whose principal offices are located at World Trade Center - Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland

21202. Chapman Capital Management is a wholly-owned indirect subsidiary of eChapman.com, Inc. eChapman shares the same address as Chapman Capital Management and The Chapman Funds. Nathan A. Chapman, Jr., president and chairman of the board of The Chapman Funds, serves as eChapman's president and chairman of the board and is the majority stockholder of eChapman. Mr. Chapman's address is the same as that of The Chapman Funds and Chapman Capital Management.

     PRINCIPAL UNDERWRITER. The Chapman Co., which is located at World Trade Center - Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, serves as the underwriter for shares of the Company.

REPORTS TO STOCKHOLDERS AND FINANCIAL STATEMENTS.

     The Chapman Funds will furnish, without charge, copies of the DEM Index Fund's annual report to stockholders dated October 31, 2000 to any stockholder upon request. The annual report should be read in conjunction with this proxy statement. You can obtain copies of the annual report from The Chapman Funds, without charge, by writing to The Chapman Funds at the address on the cover of this proxy statement or by calling (800) 752-1013.

                                OTHER MATTERS

     The Chapman Funds does not intend to hold annual meetings of stockholders except to the extent that these meetings may be required under the Investment Company Act of 1940 or Maryland law. Stockholders who wish to submit proposals for inclusion in the proxy statement for a subsequent stockholder meeting should send their written proposals to The Chapman Funds at its principal office within a reasonable time before such meeting. The persons named as proxies in the proxy statement for a subsequent meeting will vote on all Stockholder proposals received by the Chapman Funds after a reasonable time before such meeting in accordance with their best judgment.

     As of the date of this proxy statement, the directors are not aware of any matters to be presented for action at the special meeting other than those described above. Should other business properly be brought before the meeting, it is intended that the accompanying proxy(ies) will be voted thereon in accordance with the judgment of the persons named as proxies.

                                                                     EXHIBIT A

                     PLAN OF LIQUIDATION AND TERMINATION

                           THE CHAPMAN FUNDS, INC.

                                DEM Index Fund

                     Plan of Liquidation and Termination


     This Plan of Liquidation and Termination ("Plan") concerns DEM Index Fund (the "Fund"), a series of The Chapman Funds, Inc. (the "Company"), which is a corporation organized and existing under the laws of the State of Maryland. The Fund began operations on March 23, 1999. The Company is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). The Plan is intended to accomplish the complete liquidation and termination of the Fund in conformity with all provisions of Maryland law and the Company's Charter.

     WHEREAS, the Company's Board of Directors, on behalf of the Fund, has determined that it is in the best interests of the Fund and its stockholders to liquidate and terminate the Fund; and

     WHEREAS, at a meeting of the Board of Directors on January 30, 2001, the Board of Directors considered and adopted this Plan as the method of liquidating and terminating the Fund and directed that this Plan be submitted to stoockholders of the Fund for approval;

     NOW THEREFORE, the liquidation and termination of the Fund shall be carried out in the manner hereinafter set forth:

     1. Effective Date of Plan. The Plan shall be and become effective upon the adoption and approval of the Plan, at a meeting of stockholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Fund. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."

     2. Termination. As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be liquidated and terminated in accordance with the laws of the State of Maryland and the Company's Charter ("Termination").

     3. Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshaling and preserving the value of its assets and distributing its assets to stockholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund.

     4. Restriction of Transfer and Redemption of Shares. The proportionate interest of stockholders in the assets of the Fund shall be fixed on the basis of their respective share holdings at the close of business on the Effective Date of the Plan. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable or redeemable.

     5. Liquidation of Assets. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents.

     6. Payment of Debts. As soon as is practicable after the Effective Date, the Fund shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

     7. Liquidating Distribution. As soon as possible after the Effective Date of the Plan, the Fund shall mail a liquidating distribution equal to the stockholder's proportionate interest in the net assets of the Fund to each stockholder of record on the Effective Date. After the liquidating distribution, the Company's Charter shall be amended to cancel the outstanding shares of the Fund.

     8. Management and Expenses of the Fund Subsequent to the Liquidating Distribution. The Fund shall bear all expenses incurred by the Company in carrying out this Plan.

     9. Power of Board of Directors. The Board, and subject to the approval of the directors, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Company shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

     10. Amendment of Plan. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshaling of Fund assets and the complete liquidation and termination of the existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan.

The Chapman Funds, Inc.

On behalf DEM Index Fund

For the Board of Directors


By:  /s/ NATHAN A. CHAPMAN, JR.
     --------------------------------------
     Nathan A. Chapman, Jr., President


Chapman Capital Management, Inc.


By:  /s/ NATHAN A. CHAPMAN, JR.
     --------------------------------------
     Nathan A. Chapman, Jr., President


Date:  January 30, 2001

                                                                    APPENDIX A

                                DEM INDEX FUND
                                      OF
                           THE CHAPMAN FUNDS, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CHAPMAN
                                    FUNDS

The undersigned hereby appoints Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., or either of them, the proxy or proxies of the undersigned with full powers of substitution, to appear and vote all shares of common stock of DEM Index Fund of The Chapman Funds, Inc. held of record by the undersigned at the close of business on February 12, 2001, at the Special Meeting of Stockholders of the DEM Index Fund to be held at the World Trade Center - Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 on Wednesday, February 28, 2001 at 10:00 a.m., local time and at any adjournment or adjournments thereof, upon the matters set forth herein.

  PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK, PLEASE SIGN, DATE AND RETURN
             THIS PROXY PROMPTLY USING THE ACCOMPANYING ENVELOPE

/X/  Please mark       If properly executed, the shares represented by this
     Votes as in       proxy will be voted in the manner directed herein by
     this example      the undersigned stockholder, or to the extent
                       directions are not given, such shares will be voted FOR each proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                                       For   Against   Abstain

1.  APPROVAL OF  THE LIQUIDATION AND TERMINATION OF    / /     / /       / /
    DEM INDEX FUND AS SET FORTH IN A PLAN OF
    LIQUIDATION AND TERMINATION ADOPTED BY THE BOARD
    OF DIRECTORS OF THE CHAPMAN FUNDS, INC.,
    INCLUDING AN AMENDMENT TO THE CHARTER OF THE
    CHAPMAN FUNDS, INC. TO CANCEL THE OUTSTANDING
    SHARES OF DEM INDEX FUND

2.  In their discretion, the proxies are authorized    / /     / /       / /
    to vote upon such other business as may properly come before the meeting or any adjournment thereof.



                                    MARK HERE FOR ADDRESS
-------------------------------  CHANGE AND NOTE SUCH CHANGE   / /
                                           AT LEFT
-------------------------------

Please sign. Persons acting in a fiduciary capacity should so indicate. PLEASE NOTE any change of address and supply any missing Zip Code number.

Signature:                            Date:
           --------------------             --------------------


Signature:                            Date:
           --------------------             --------------------


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOREGOING PROPOSALS, BUT IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED "FOR" APPROVAL OF PROPOSALS.